                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                               [X]
Filed by a Party other than the Registrant:        [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                        DALLAS SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        DALLAS SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         4)      Proposed maximum aggregate value of transaction:

(1) Set forth amount on which the filing is calculated and state how it was determined.

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

[DALLAS SEMICONDUCTOR LOGO AND LETTERHEAD]


                                                                  March 13, 1998




To the Stockholders:


I am pleased to invite you to attend the Annual Meeting of the stockholders of Dallas Semiconductor Corporation to be held on Tuesday, April 21, 1998, commencing at 8:30 a.m. at the offices of the Company located at 4401 South Beltwood Parkway, Dallas, Texas 75244.

I am delighted you have chosen to invest in Dallas Semiconductor and hope that, whether or not you plan to attend the Annual Meeting, you will complete, sign and return the enclosed Proxy as soon as possible in the envelope provided. Your vote is important to us. Returning the signed proxy card will ensure your representation at the Annual Meeting if you do not attend in person.

Sincerely,

/s/ C. V. Prothro

C. V. Prothro
Chairman, President
and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 21, 1998




To the Stockholders of
 Dallas Semiconductor Corporation:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, April 21, 1998, beginning at 8:30 a.m., Dallas time, at the offices of the Company, 4401 South Beltwood Parkway, Dallas, Texas 75244, for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

         2. To consider and vote upon a proposal to ratify the appointment of independent auditors for the Company for the 1998 fiscal year; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors of the Company has fixed February 24, 1998, as the record date for determining the stockholders entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of stockholders entitled to vote will be available for inspection by any stockholder at the offices of the Company, 4401 South Beltwood Parkway, Dallas, Texas, for ten days prior to the meeting.

         You are cordially invited to attend this meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Marla K. McLaughlin, Secretary


Dallas, Texas
March 13, 1998

                        DALLAS SEMICONDUCTOR CORPORATION
                          4401 SOUTH BELTWOOD PARKWAY
                            DALLAS, TEXAS 75244-3292


                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 21, 1998


         This Proxy Statement is furnished to stockholders of Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on April 21, 1998, and is being mailed with proxies to such stockholders on or about March 13, 1998. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the meeting. A proxy may be revoked at any time before it is voted by written notice thereof to the Secretary of the Company or by execution of a subsequent proxy.

         The Company's Annual Report on Form 10-K and Annual Report to Stockholders covering the fiscal year ended December 28, 1997, are being mailed herewith to stockholders.


                           OUTSTANDING CAPITAL STOCK

         The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close of business on February 24, 1998. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 27,891,409 shares of Common Stock, $.02 par value per share (the "Common Stock").


                               QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock in the stockholder's name on the record date. Stockholders have no cumulative voting rights.

                           CERTAIN BENEFICIAL OWNERS


         As of February 24, 1998, the following persons were known to the Company to be the beneficial owners of more than 5% of the Common Stock, and, except as noted, are believed to have sole voting power and sole investment power with respect to such shares:

                                                                                SHARES
                 NAME AND ADDRESS OF                                         BENEFICIALLY     PERCENT
                 BENEFICIAL OWNER (1)                                           OWNED         OF CLASS
                 --------------------                                        -----------      --------
                 FMR Corp.(2)
                 82 Devonshire Street
                 Boston, Massachusetts  02109                                  2,480,600         8.9%

                 Pilgrim Baxter & Associates, Ltd.(3)
                 825 Duportail Road
                 Wayne, Pennsylvania  19087                                    1,955,000         7.0%

                 AMVESCAP PLC(4)
                 11 Devonshire Square
                 London EC2M 4YR
                 England                                                       1,689,500         6.1%

----------

(1) See "Election of Directors" for information regarding beneficial ownership of stock by C. V. Prothro, whose address is 4401 South Beltwood Parkway, Dallas, Texas 75244. Excluding options not exercisable within 60 days, Mr. Prothro may be deemed to be the beneficial owner of 2,472,234 shares of Common Stock, or 8.3% of the shares of Common Stock deemed to be outstanding.

(2) FMR Corp. ("FMR"), acting through its subsidiary Fidelity Management & Research Company ("Fidelity"), in its capacity as investment advisor to various investment companies ("Funds"), may be deemed to be the beneficial owner of 2,480,600 shares of Common Stock. The ownership of one investment company, Fidelity Low-Priced Stock Fund, having its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109, amounts to 1,500,000 shares or 5.5% of the Common Stock outstanding. Members of the Edward C. Johnson III family and trusts established for the benefit thereof may be deemed to form a controlling group with respect to FMR. Edward C. Johnson III, Chairman of FMR, and FMR (through its control of Fidelity and the funds) each has sole power to dispose of the 2,480,600 shares owned by the Funds. Neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of such shares under written guidelines established by the Funds' Boards of Trustees.

(3) Pilgrim Baxter & Associates, Ltd., in its capacity as an in investment advisor, may be deemed to be the beneficial owner of 1,955,000 shares of Common Stock.

(4) AMVESCAP PLC ("AMVESCAP"), as the parent holding company of AVZ, Inc., A I M Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc. (each a holding company in accordance with Rule 13d-1(b)(ii)(G)) ,and INVESCO Management and Research, Inc., an investment adviser, may be deemed to be the beneficial owner of 1,689,500 shares of Common Stock acquired by the aforesaid subsidiaries, over which AMVESCAP exercises shared voting and shared dispositive powers with the aforesaid subsidiaries and with its subsidiaries INVESCO Funds Group, Inc., INVESCO Capital Management, Inc., and INVESCO Realty Advisers, Inc.



                       ACTION TO BE TAKEN AT THE MEETING

         The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) for the election of each of the seven nominees named herein for the office of director; (ii) for the ratification of the appointment of the independent auditors for the Company for the fiscal year ending January 3, 1999; and (iii) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.

         In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Since the seven nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies that are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. Approval of each of the other matters requires the affirmative vote of at least a majority of the votes present at the meeting and entitled to vote on such matter. Shares represented by proxies that are marked "abstain" as to any such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter. Under Delaware law, proxies relating to "street name" shares that are not voted by brokers on one or more, but less than all, matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote as to such matter or matters not voted upon.

         As of the date hereof, the Board of Directors knows of no other business that will be presented for action by the stockholders at this meeting. However, if other proper matters are brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holders.

         Should any nominee named herein for the office of director become unwilling or unable to accept nomination or election, the proxy holders will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Each nominee has expressed to management his intention, if elected, to serve the entire term for which his election is sought.

                             ELECTION OF DIRECTORS


Item No. 1 on Proxy


         Seven directors are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the nominees are currently directors of the Company.

         The Board of Directors' nominees for the office of director are as follows:


                               PRINCIPAL OCCUPATION DURING        SERVED AS            SHARES OF COMMON
                                   LAST FIVE YEARS AND           DIRECTOR OF       STOCK BENEFICIALLY OWNED
                                    DIRECTORSHIPS OF                 THE             ON FEBRUARY 24, 1998
        NAME           AGE          PUBLIC COMPANIES            COMPANY SINCE         AND % OF CLASS (1)
        ----           ---          ----------------            -------------      ------------------------
 C.V. Prothro         55     Chairman of the Board, Chief            1984                  2,597,234
 (E)                         Executive Officer and                                               8.7%
                             President of the Company;
                             General Partner of Southwest
                             Enterprise Associates, L.P., a
                             venture capital fund, since
                             1983

 Chao C. Mai          62     Senior Vice President of the            1985                    722,100
                             Company                                                             2.6%

 Michael L. Bolan     51     Vice President-Marketing and            1989                    650,100
                             Product Development of the                                          2.3%
                             Company

 Richard L. King      59     General Partner of KBA                  1984                     80,100
 (A)(C)                      Partners L.P., a venture                                            0.3%
                             capital fund during the period
                             1987 - 1997

 M.D. Sampels         65     Shareholder, Jenkens &                  1985                     31,005
 (A)(C)(E)                   Gilchrist, a Professional                                           0.1%
                             Corporation

 Carmelo J.           56     Consultant; Director, Platinum          1985                     29,667
 Santoro                     Software Corporation,  S-3,                                         0.1%
 (C)                         Inc. and Techniclone
                             Corporation


                               PRINCIPAL OCCUPATION DURING        SERVED AS            SHARES OF COMMON
                                   LAST FIVE YEARS AND           DIRECTOR OF       STOCK BENEFICIALLY OWNED
                                    DIRECTORSHIPS OF                 THE             ON FEBRUARY 24, 1998
        NAME           AGE          PUBLIC COMPANIES            COMPANY SINCE         AND % OF CLASS (1)
        ----           ---          ----------------            -------------      ------------------------
 E. R. Zumwalt, Jr.   77     President of Admiral Zumwalt &          1993                   23,200
                             Consultants, Inc., a                                              0.1%
 (A)(C)                      consulting firm; Director of
                             NL Industries, Inc. and IDT
                             Corporation



Beneficial ownership of shares of Common Stock by all other executive officers of the Company named in "Executive Compensation" herein and by all directors and executive officers as a group, was as follows:



 F.A. Scherpenberg                                                                             308,183
                                                                                                   1.1%

 Alan P. Hale                                                                                  187,625
                                                                                                   0.7%

                               Total shares beneficially owned
                               by directors and executive                                    4,629,214
                               officers as a group (9 persons)                                    15.7%



----------

(A)      Member of the Audit Committee.
(C)      Member of the Compensation Committee.
(E)      Member of the Executive Committee.

(1) Except as otherwise noted, each person has sole voting and investment power over the Common Stock shown as beneficially owned, subject to community property laws where applicable. All outstanding options held by the following persons are included, regardless of whether such options are currently exercisable: 1,888,662 shares for Mr. Prothro, 290,000 shares for Dr. Mai, 250,000 shares for Mr. Bolan, 70,000 shares for Mr. King, 30,000 shares for Mr. Sampels, 28,000 shares for Mr. Santoro, 16,875 shares for Adm. Zumwalt, 264,000 shares for Mr. Scherpenberg, 186,500 shares for Mr. Hale, and 3,024,037 shares for all directors and executive officers as a group. Mr. Prothro disclaims beneficial ownership with respect to an aggregate of 41,966 shares held for the benefit of his adult children. Includes 1,167 shares held in trust for members of Mr. Santoro's family.

         The Board of Directors of the Company held eight meetings during 1997. During such fiscal year, all of the directors attended 75% or more of the aggregate meetings of the Board of Directors meetings and the Committees on which they serve. The Audit Committee of the Company recommends independent auditors to the Board and reviews the scope and results of audits conducted and the Company's internal control procedures. The Audit Committee held two meetings during 1997. The Company has no Nominating Committee. See "Executive Compensation - Report of Compensation Committee on Executive Compensation" for a discussion regarding the membership, scope of authority and report of the Company's Compensation Committee.


DIRECTOR COMPENSATION

         During 1997, each of the non-employee directors of the Company received compensation as a director in the amount of $9,750 per quarter, plus $1,500 for each board meeting attended and $1,000 for each committee meeting attended. Committee chairmen received $1,500 per committee meeting chaired. The Company reimburses non-employee directors for expenses incurred in attending meetings and provides for air travel and expenses of its non-employee directors on Company business. Premiums paid by the Company during 1997 for split-dollar life insurance policies on Messrs. King, Sampels and Santoro totaled $277,779. The cash values under such policies accrue for the benefit of the Company to cover the premium costs, pursuant to a collateral assignment of each policy to the Company. In October 1997, options were granted to Messrs. Santoro, King, Zumwalt and Sampels to purchase 10,000 shares each of the Company's Common Stock pursuant to the automatic grant provision of the Company's 1987 Stock Option Plan. The options were granted at an exercise price of $47.625, representing the fair market value of the Company's Common Stock on the date of grant, and have a term of 10 years. The options are exercisable as to 6.25% of the aggregate number of shares covered thereby during each calendar quarter during the term of the options, until the options become fully vested at the end of 16 calendar quarters.


                             EXECUTIVE COMPENSATION


EXECUTIVE DEFERRED COMPENSATION PLAN

         The Board of Directors of the Company adopted the Dallas Semiconductor Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), effective as of December 28, 1997 ("Effective Date"), for the benefit of a select group of key employees designated by the Compensation Committee. Under the Deferred Compensation Plan, a total of $2,240,000 in cash will be deposited into an irrevocable grantor trust within the meaning of the Internal Revenue Code of 1986, as amended (the "Rabbi Trust"), which, during the first half of 1998, will use the money to purchase such number of shares of the Company's Common Stock on the open market as have a market value at the time of purchase equal to $2,240,000. Subsequent contributions by the Company, if any, will be allocated pro rata among participants employed on the date such contribution is received. It is anticipated that shares of Common Stock will be virtually the only assets owned by the Rabbi Trust. Dividends received in cash by the Rabbi Trust will be invested as provided in the Rabbi Trust.

         Key employees participating in the Deferred Compensation Plan will have participation units ("Units") credited to their accounts, with the contractual right to receive the cash value of such Units at the Realization Date (defined below). No shares of Common Stock will be distributed under the Deferred Compensation Plan. The holder of Units will not have any voting rights or any other rights of a stockholder of the Company, unless otherwise provided by the Board of Directors of the Company.

         Although an employer's contributions to a Rabbi Trust are generally irrevocable, the assets placed in the Rabbi Trust must remain subject to the claims of the employer's creditors.

         As of the Effective Date, Messrs. C.V. Prothro, Chao C. Mai, Michael
L. Bolan, F.A. Scherpenberg and Alan P. Hale were granted 400,000, 250,000, 180,000, 150,000 and 130,000 Units under the Deferred Compensation Plan, respectively (collectively, the "Initial Contribution"). For purposes of allocation, each Unit has a value of One Dollar ($1.00).

         The date at which the Company will value each participant's Units under the Deferred Compensation Plan (the "Realization Date") will be December 31, 2004, the date a Change of Control (as defined in the Deferred
Compensation Plan) occurs or the date of the participant's termination of employment, whichever applies first to a participant. Generally, the amount earned by a participant on the original award of the Units will be determined by the Common Stock's performance over the period of time between the Effective Date and the Realization Date. The Deferred Compensation Plan provides that if the participant is employed on December 31, 2004 (or had retired from the Company prior to the Realization Date), he will be paid a cash amount equal to the market value of his pro rata share of the value of the assets held in the Rabbi Trust on the Realization Date. If a participant's employment is terminated prior to the Realization Date for reasons other than his retirement, he will be paid a cash amount equal to his share of the Initial Contribution reduced by his proportionate share of the net decline in the fair market value of the Common Stock prior to the date of the termination, if any, and in no event shall his award exceed his share of the Initial Contribution. The payment date is expected to be between January 1, 2005 and March 15, 2005. However, if a participant's employment terminates because of his death, distribution will occur as soon as possible after a beneficiary is determined, and if a Change of Control occurs so that the Realization Date becomes the date the Change of Control occurred, distribution will occur on the Realization Date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Board of Directors for fiscal year 1997 were Carmelo J. Santoro (Chairman), Richard L. King, M.
D. Sampels and Admiral E. R. Zumwalt, Jr. Messrs. Santoro, Zumwalt and King are also members of the Executive Compensation Subcommittee, which is responsible for the establishment of the performance goals for the Company's Executive Bonus Plan and certification of the attainment or non-attainment of those goals to the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administering the Company's Executive Bonus Plan, Deferred Executive Compensation Plan, Profit Sharing Plan, 1987 Stock Option Plan and 1993 Officer and Director Stock Option Plan (the "Stock Option Plans"). The salary review and evaluation is conducted by comparing the performance of various indices of the Company with others in its industry, as well as considering general economic and competitive conditions. Sales growth, profitability and shareholders' equity are among a group of indices reviewed. No particular weight is assigned to one index over another.


         During 1997 all of the Company's officers, including the Chief Executive Officer, received salaries averaging 5.5% over 1996 levels. In comparison to the salary levels of the chief executive officers of companies within the Standard and Poor's Electronics (Semiconductor) Index, Mr. Prothro was below average. Likewise the salaries of other executives of the Company were lower than the average of those named in the public documents of such companies.

         Under the Executive Bonus Plan, payments are determined based upon the achievement of performance targets, as well as subjective assessments, and for 1997 were limited to 3.25 times an officer's base compensation on January 3, 1994. The Compensation Committee allocated a bonus of $1,192,500 to Mr. Prothro for 1997 under the Executive Bonus Plan, and bonuses to other executive officers under such Plan ranged from $200,000 to $400,000. Total bonuses paid to this group pursuant to the Executive Bonus Plan were less than 4% of profits after tax.

         Under the Deferred Compensation Plan, long-term incentive awards are made to a select group of key employees, the value of which awards will eventually be affected by any increase or decrease in the value of the Company's Common Stock. These awards are given in order to more closely align the interests of the key employees with those of the Company's other stockholders. The amount of the initial contribution to the Deferred Compensation Plan came from the undistributed incentive cash benefits available under the Company's Executive Bonus Plan and was allocated among the participants based on each participant's position in the Company and his performance during 1997. The Company's executive officers, Messrs. C. V. Prothro, Chao C. Mai, Michael L. Bolan, F.A. Scherpenberg and Alan P. Hale, were granted 400,000, 250,000, 180,000, 150,000 and 130,000 Units,
respectively, under the Deferred Compensation Plan, as of December 28, 1997. For purposes of allocation, each Unit has a value of One Dollar ($1.00). For a description of the Deferred Compensation Plan, see "Executive Deferred Compensation Plan."

         Under the Company's Profit Sharing Plan, quarterly bonuses are awarded to all full-time employees of the Company, including the executive officers. Under this Plan, these profit sharing awards are allocated so that each eligible employee receives an award equal to a fixed number of hours of his or her base salary. During 1997, such quarterly profit sharing awards ranged from 16 to 20 hours of base salary for each eligible employee. The profit sharing awards are included in the Bonus column in the Summary Executive Compensation Table that follows.

         The executive officers are also granted stock options from time to time under the Company's Stock Option Plans. The timing of such grants and the size of the overall option pools and their allocations are determined by the Compensation Committee based upon market conditions, as well as corporate and individual performance. Emphasis is placed on the long-term performance of the Company and is subjective with no particular emphasis being placed on any one factor. No stock options or stock appreciation rights were granted during 1997 to the Company's executive officers.

         Beginning in 1994, certain executive officers of the Company became subject to the $1 million limitation on deductibility of compensation under
Section 162(m) of the Internal Revenue Code. The Compensation Committee anticipates that a substantial portion of each executive's compensation will be "qualified performance-based compensation," which is not limited under Section 162(m). The Compensation Committee, therefore, does not anticipate any executive officer's compensation to exceed the limitation on deductibility.



                                           COMPENSATION COMMITTEE

                                           Carmelo J. Santoro (Chairman)
                                           Richard L. King
                                           M. D. Sampels
                                           Adm. E. R. Zumwalt, Jr.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, S&P 500 INDEX & S&P SEMICONDUCTOR INDEX

         The following table compares total stockholder returns for the Company at December 31 of each of the last five years to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Electronics (Semiconductors) Index ("S&P Semi Index") assuming a $100 investment made on December 31, 1992 and reinvestment of all dividends. The Company's fiscal year ends on the Sunday closest to December 31 of each year. This table uses December 31 as the comparison point for each year. The stockholder return shown on the following graph is not necessarily indicative of future stock performance.

                       CUMULATIVE TOTAL RETURN COMPARISON
            Among Dallas Semiconductor Corp, S&P 500 Index, and S&P
                       Electronics (Semiconductor) Index
                        Fiscal Year Ending December 31st

                                  [LINE GRAPH]


                              1992            1993            1994            1995             1996            1997
                              ----            ----            ----            ----             ----            ----
 Dallas Semiconductor          100            116              124             156             174             309

 S&P 500                       100            110              112             153             189             252
 S&P Semi Index                100            158              192             262             408             438




The companies included in the S&P Semi Index are: Advanced Micro Devices, Inc., Applied Materials, Inc., Intel Corporation, KLA-Tencor Corporation, LSI Logic Corporation, Micron Technology, Inc., Motorola, Inc., National Semiconductor Corporation and Texas Instruments Incorporated.

SUMMARY EXECUTIVE COMPENSATION TABLE

         The following summary compensation table sets forth the annual compensation paid or accrued, together with the number of shares covered by options granted, during each of the Company's 1995, 1996 and 1997 fiscal years to C. V. Prothro, the Company's Chief Executive Officer, and the Company's four most highly compensated executive officers other than Mr. Prothro:

                                                Annual                     Long Term
                                             Compensation                 Compensation
                                                                  --------------------------
                                                                             Awards
                                                                  --------------------------
                                                                     Stock
                                                                  Underlying                        All Other
           Name and                      Salary       Bonus        Options         Deferred        Compensation
      Principal Position        Year      ($)(1)      ($)(2)        (#)(3)      Compensation(4)     ($)(5)(6)
      ------------------        ----     --------    ---------    ----------    ---------------    -------------
  C.V. Prothro, Chairman        1997      606,600    1,214,201              0           400,000           89,516
   of the Board of              1996      575,000      254,156        200,000                 0           89,386
   Directors, President and     1995      540,000    1,016,875              0                 0           89,268
   Chief Executive Officer

  Chao C. Mai,                  1997      352,800      412,623              0           250,000           69,151
    Senior Vice President       1996      334,400      102,418        100,000                 0           68,977
                                1995      314,000      334,813              0                 0           68,831


  Michael L. Bolan,             1997      236,000      308,442              0           180,000           38,734
    Vice President-             1996      223,700       51,618         50,000                 0           38,694
    Marketing and Product       1995      210,000      191,562              0                 0           42,157
    Development

  F. A. Scherpenberg,           1997      219,100      232,838              0           150,000           39,716
    Vice President-             1996      207,700       51,052         50,000                 0           39,716
    Computer Products           1995      195,000      181,094              0                 0           40,048


  Alan P. Hale,                 1997      168,800      206,039              0           130,000            7,672
    Vice President-             1996      160,000       66,281         35,000                 0            7,668
    Finance                     1995      135,000      104,219              0                 0            7,666



(1) Includes amounts deferred at the executive officer's election pursuant to the Company's Section 401(k) Plan.

(2) Includes annual bonuses, as well as amounts accrued and distributable under the Company's Profit Sharing Plan in which all full-time employees of the Company are eligible to participate.

(3)      The Company did not grant any SARs in fiscal 1997.

(4) Amounts shown indicate the number of units granted to such individual pursuant to the Company's Executive Deferred Compensation Plan. See "Executive Deferred Compensation Plan."

(5) Excludes premiums paid by the Company for group term life insurance generally available to all salaried employees of less than $600 for any executive officer for 1997.

(6) Amounts shown for 1997 represent premiums paid by the Company for split-dollar life insurance policies on these executive officers. The cash values under such policies accrue for the benefit of the Company to cover the premium costs, pursuant to a collateral assignment of each policy to the Company.



OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         No stock options were granted to the executive officers of the Company during fiscal 1997. To date, the Company has not granted any SARs.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table sets forth, for Mr. Prothro and the other four most highly compensated executive officers of the Company: (i) the number of shares of the Company's Common Stock acquired upon exercise of options during fiscal year 1997; (ii) the net aggregate dollar value realized upon exercise;
(iii) the total number of unexercised options held at the end of fiscal year 1997; and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of fiscal year 1997. To date, the Company has not issued any SARs.


                                                             Number of                     Value of
                                                         Shares Underlying               Unexercised
                          Shares                            Unexercised                  In-the-Money
                         Acquired                         Options at 1997              Options at 1997
                            on           Value          Fiscal Year End (#)           Fiscal Year End($)
 Name                   Exercise(#)   Realized($)    Exercisable Unexercisable     Exercisable Unexercisable
 ----                   -----------   -----------   --------------------------    --------------------------
 C. V. Prothro               66,372     3,031,105      1,813,662       150,000    47,826,956    2,925,750
 Chao C. Mai                 35,000     1,547,931        240,000        75,000     5,506,825    1,462,875
 Michael L. Bolan                 0             0        212,500        37,500     5,722,937      731,437
 F. A. Scherpenberg         108,000     2,015,250        326,500        37,500     7,482,132      731,437
 Alan P. Hale                10,000       197,500        170,250        26,250     4,100,789      512,006


                      APPOINTMENT OF INDEPENDENT AUDITORS

Item No. 2 on Proxy

         It is proposed that the appointment by the Board of Directors of the firm of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 3, 1999, be ratified. Ernst & Young has served as the Company's independent auditors since 1984. A representative of such firm is expected to be present at the meeting and will be available to answer questions and will be afforded an opportunity to make a statement if desired. The appointment of independent auditors does not require ratification by stockholders, and ratification of this appointment will not limit the ability of the Board of Directors to discharge its independent auditors and engage another firm to act in such capacity.


                             STOCKHOLDER PROPOSALS

         Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the next Annual Meeting of Stockholders of the Company scheduled to be held in April 1999 must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth on the first page of this statement no later than the close of business on November 12, 1998. The Company's By-laws also require that the Company be given notice of all proposals and nominees to be presented by stockholders at an annual meeting at least 90 days in advance of the meeting.


                         COMPLIANCE WITH SECTION 16(A)

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Securities and Exchange Commission pursuant to Section 16(a).
The Company believes that during fiscal year 1997, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements, except that M. D. Sampels filed late one Form 4 reporting one transaction. In making these statements, the Company has relied upon the written representations of its directors and officers and copies of the forms furnished to the Company.



                                 OTHER MATTERS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and
employees of the Company.   The Company has engaged ChaseMellon Shareholder
Services, LLC to assist in the solicitation of proxies at a cost of $5,500 plus certain expenses. Arrangements have also been made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers and upon Company records. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

         The information contained in Items 7 and 8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, is hereby incorporated by reference. The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 28, 1997, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder (including any beneficial owner) upon written request to Alan P. Hale, Vice President-Finance, 4401 South Beltwood Parkway, Dallas, Texas 75244-3292. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.


               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

         The Board is not aware of any matters to come before the meeting other than those specified in the attached Notice of the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                                VOTE OF PROXIES

         All shares represented by duly executed proxies will be voted FOR the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If for any unforeseen reason any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors. With respect to the proposal to approve the appointment of Ernst & Young LLP as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to approve Ernst & Young LLP as the Company's independent accountants.

                        DALLAS SEMICONDUCTOR CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints C.V. Prothro and Chao C. Mai, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting to be held on April 21, 1998 or any adjournment(s) thereof.

         THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.


                           CONTINUED ON REVERSE SIDE

                                                                                                                                 [X]
                                                                                                                           ------
                                                                                                                           COMMON


1.  ELECTION OF DIRECTORS:                                     C.V. Prothro, Chao C. Mai, Michael L. Bolan, Richard L. King,
                                                               M.D. Sampels, Carmelo J. Santoro, E.R. Zumwalt, Jr.

          FOR all nominees              WITHHOLD
         listed to the right            AUTHORITY              (INSTRUCTION:  To withhold authority to vote for any individual
         (except as marked        to vote for all nominees     nominee, write that nominee's name on the line below.)
           to the contrary)           listed at right

               [ ]                        [ ]



2.  PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT               3.  IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER
    AUDITORS FOR THE 1998 FISCAL YEAR:                                  THAT MAY PROPERLY COME BEFORE THE MEETING.

         FOR     AGAINST    ABSTAIN

         [ ]       [ ]        [ ]

                                                                                The undersigned acknowledges receipt of the Notice
                                                                                of the Annual Meeting and Proxy Statement dated
                                                                                March 13, 1998.

                                                                                Please date this proxy and sign your name exactly as
                                                                                it appears hereon. When there is more than one
                                                                                owner, each should sign. When signing as an
                                                                                attorney, administrator, executor, guardian or
                                                                                trustee, please add your title as such. If
                                                                                executed by a corporation, the proxy should be
                                                                                signed by a duly authorized officer.

                                                                                PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE
                                                                                ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED
                                                                                IN THE UNITED STATES.

                                                                                                  Dated: , 1998